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New Century Financial Corporation                                   EXHIBIT 11.1
Statement Re Computation of Per Share Earnings                      ------------
(Unaudited)

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                                                           Nine Months                     Three Months
                                                       Ended September 30               Ended September 30
                                                   -----------------------------------------------------------
                                                       1997            1996             1997           1996
                                                   -----------------------------------------------------------
Primary:

Net earnings (loss)                                $14,460,000      $ (521,000)     $ 7,040,000     $  294,000
                                                   ===========================================================
Weighted average number of common and
  equivalent shares outstanding:
    Weighted average common shares outstanding       9,544,079       6,348,618       14,121,610      6,348,618
    Dilutive effect of stock options and
     warrants after application                      2,927,648               -        1,258,463        115,610
                                                   -----------------------------------------------------------
                                                    12,471,727       6,348,618       15,380,073      6,464,228

Earnings (loss) per share                          $      1.16      $    (0.08)     $      0.46     $     0.05
                                                   ===========================================================

Fully Diluted:

Net earnings (loss)                                $14,460,000      $ (521,000)     $ 7,040,000     $  294,000
                                                   ===========================================================

Weighted average number of common and
  equivalent shares outstanding:
    Weighted average common shares outstanding       9,544,079       6,348,618       14,121,610      6,348,618
    Dilutive effect of stock options and
     warrants after application                      3,232,450               -        1,267,640        835,696
                                                   -----------------------------------------------------------
                                                    12,776,529       6,348,618       15,389,250      7,184,314

Earnings (loss) per share                          $      1.13      $    (0.08)     $      0.46     $     0.04
                                                   ===========================================================
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